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TELEPHONE: (619) 234-1966                   BROBECK            550 WEST C STREET
FACSIMILE: (619) 234-3848 (12TH FLOOR)      PHLEGER &                 SUITE 1300
           (619) 236-1403 (13TH FLOOR)      HARRISON                   SAN DIEGO
WRITER'S DIRECT DIAL:                         LLP          CALIFORNIA 92101-3532
                                         ATTORNEYS AT LAW


                                         October 23, 1996

Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707

     Re: 4,600,000 Shares of Common Stock of Triangle Pharmaceuticals, Inc.
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Ladies and Gentlemen:

     We have acted as counsel to Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 4,600,000 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 filed on September 11, 1996 (the "Registration Statement").

     In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation, as amended through the date hereof, the Second Restated Certificate of Incorporation, which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Shares, the Company's bylaws, as amended through the date hereof, the restated bylaws which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Shares and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.

            SAN FRANCISCO PALO ALTO LOS ANGELES ORANGE COUNTY
                 SAN DIEGO NEW YORK AUSTIN DENVER LONDON*
                *BROBECK HALE AND DORK INTERNATIONAL OFFICE
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                                         BROBECK
                                         PHLEGER &
                                         HARRISON
                                          LLP
                                    ATTORNEYS AT LAW
Triangle Pharmaceuticals, Inc.                                 October 23, 1996
                                                                         Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                          Very truly yours,




                                          /s/ Brobeck, Phleger & Harrison LLP

                                          BROBECK, PHLEGER & HARRISON LLP